Execution Version
Exhibit 10.1
FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT
This FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of March 14, 2023, is entered into by and among HNI CORPORATION, an Iowa corporation (the “Borrower”), the Guarantors (as hereinafter defined) party hereto, the Lenders (as hereinafter defined) party hereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent.
RECITALS
A.    The Borrower, certain Domestic Subsidiaries of the Borrower party thereto from time to time as “Guarantors” (the “Guarantors”), the lenders from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), and the Administrative Agent are party to the Fourth Amended and Restated Credit Agreement, dated as of June 14, 2022 (as amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement as amended by this Amendment.
B.    The Borrower has requested that the Required Lenders amend the Credit Agreement and the Required Lenders are willing to consent to such amendments to the Credit Agreement on the terms and subject to conditions set forth herein.
STATEMENT OF AGREEMENT
NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
AMENDMENTS TO CREDIT AGREEMENT
Effective upon the First Amendment Effective Date (as hereinafter defined), the Credit Agreement is hereby amended as follows:
1.1The following new definitions are hereby inserted in Section 1.1 of the Credit Agreement in proper alphabetical order:
““Kite” means Kimball International, Inc., an Indiana corporation.”
““Kite Acquisition” means the proposed merger of Ozark Merger Sub, Inc., an Indiana corporation and a Subsidiary of the Borrower, with and into Kite, with Kite surviving the merger as a Subsidiary of the Borrower, pursuant to the Kite Acquisition Agreement.”
““Kite Acquisition Agreement” means the Agreement and Plan of Merger, dated as of the Kite Acquisition Signing Date, among the Borrower, Ozark Merger Sub, Inc., an Indiana corporation, and Kite (including all schedules and exhibits thereto).”
“Kite Acquisition Agreement Representations” has the meaning given to such term in Section 4.3(b).”
““Kite Acquisition Closing Date” means the date on which the Kite Acquisition is consummated.”

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““Kite Acquisition Signing Date” means March 7, 2023.”

““Kite Borrowing” means a Borrowing of Revolving Loans in Dollars the proceeds of which are to be used to (i) finance a portion of the consideration paid by the Borrower to consummate the Kite Acquisition, (ii) effect all or a portion of the Kite Refinancing, and/or (iii) pay fees, costs, commissions and expenses in connection with the Kite Transactions.”
““Kite Borrowing Termination Date” means the earliest to occur of (i) the Kite Acquisition Closing Date, (ii) the termination or expiration of the Kite Acquisition Agreement prior to the closing of the Kite Acquisition, and (iii) 5:00p.m. Eastern time on the fifth business days following the “Termination Date” (as defined in the Kite Acquisition Agreement as in effect on the Kite Acquisition Signing Date and determined after giving effect to any extensions thereto as set forth in the Kite Acquisition Agreement as in effect on the Kite Acquisition Signing Date).”
““Kite Bridge Arrangers” means Wells Fargo Securities, LLC and U.S. Bank, National Association.”
““Kite Bridge Facility” means that certain senior unsecured bridge credit facility providing for up to $440,000,000 in senior unsecured bridge loans available to the Borrower arranged by the Kite Bridge Arrangers and used to (i) finance a portion of the consideration paid by the Borrower to consummate the Kite Acquisition, (ii) effect all or a portion of the Kite Refinancing, and/or (iii) pay fees, costs, commissions and expenses in connection with the Kite Transactions, all as contemplated in that certain Commitment Letter, dated as of March 7, 2023, among Wells Fargo, the Kite Bridge Arrangers and the Borrower.”
““Kite Refinancing” means, prior to, or substantially contemporaneously with, the consummation of the Kite Acquisition, the principal, accrued and unpaid interest, fees, premium, if any, and other amounts (other than (x) obligations not then due and payable or that by their terms survive the termination thereof and (y) certain existing letters of credit, bank guarantees, bankers’ acceptances and similar documents and instruments outstanding under the Existing Kite Credit Facility (as defined below) that on the Kite Acquisition Closing Date will be grandfathered into, or backstopped by, this Agreement in accordance with the terms hereof or cash collateralized in a manner satisfactory to the issuing banks thereof) under that certain Amended and Restated Credit Agreement, dated as of October 24, 2019 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Kite Credit Facility”), among, among others, Kimball International, Inc., as borrower, the lenders referred to therein, JPMorgan Chase Bank, National Association, as administrative agent, and the other parties thereto, will be repaid in full and all commitments to extend credit thereunder will be terminated and any security interests and guarantees in connection therewith shall be terminated and/or released (or arrangements for such repayment, termination and release shall have been made).”
““Kite Transactions” means, collectively, (a) the Kite Acquisition, (b) the issuance or incurrence of Indebtedness (including the making of Loans) to finance a portion of the consideration paid by the Borrower to consummate the Kite Acquisition, (c)  the Kite Refinancing, (d) the preparation, execution and delivery of the First Amendment, (e) the preparation, execution and delivery of the definitive documentation relating to the Term Loan Facility, and (f) the payment of fees, costs, commissions and expenses in connection with each of the foregoing.”
““First Amendment” means that certain First Amendment to Credit Agreement, dated as of March 14, 2023, among the Borrower, the Guarantors, the Administrative Agent and the Lenders party thereto.”

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““First Amendment Effective Date” means March 14, 2023.”
““Net Leverage Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated Funded Debt as of such date minus Unrestricted Cash (it being understood that the proceeds of any simultaneous issuance of Indebtedness shall not be netted for purposes of any pro forma calculation of the Net Leverage Ratio) to (b) Consolidated EBITDA for the four (4) consecutive fiscal quarter period ending on such date.”
““Term Loan Arrangers” means Wells Fargo Securities, LLC and U.S. Bank, National Association.”
““Term Loan Facility” means that certain senior unsecured term loan facility providing for up to $280,000,000 in term loans available to the Borrower to be used to (i) finance a portion of the consideration paid by the Borrower to consummate the Kite Acquisition, (ii) effect all or a portion of the Kite Refinancing, and/or (iii) pay fees, costs, commissions and expenses in connection with the Kite Transactions, all as contemplated in that certain Project Jasmine Commitment Letter, dated as of March 7, 2023, among Wells Fargo, Wells Fargo Securities, LLC, U.S. Bank, National Association and the Borrower.”
1.2Section 1.1 is hereby amended by amending and restating the definition of “Consolidated EBITDA” in its entirety as follows:
““Consolidated EBITDA” means, as of any date of determination for the four (4) consecutive fiscal quarter period ending on such date, (a) Consolidated Net Income for such period plus (b) the sum of the following to the extent deducted in calculating Consolidated Net Income: (i) Consolidated Interest Expense for such period, (ii) the provision for Federal, state, local and foreign income taxes incurred by the Borrower and its Subsidiaries for such period, (iii) depreciation and amortization expense for such period and (iv) all non-cash items decreasing Consolidated Net Income for such period, plus (c) following a Senior Note Event (in the case of a Senior Note Event described in clause (b) of such definition, to the extent the applicable Note Purchase Agreement includes corresponding addbacks to Consolidated EBITDA (or similar term of like import)), the sum of the following to the extent deducted in calculating Consolidated Net Income and without duplication: (i) non-cash charges in connection with a single, one-time, unusual or non-recurring event during such period, (ii) non-recurring cash charges and expenses incurred during such period in connection with operational changes or restructurings of the business of the Borrower or any of its subsidiaries, (iii) “run rate” cost savings, operating expense reductions and synergies (1) related to the Kite Transactions that are reasonably quantifiable, factually supportable and projected by the Borrower in good faith to result from actions that have been taken or initiated or are expected to be taken within 30 months of the Kite Acquisition Closing Date (in the good faith determination of the Borrower) and (2) related to any other acquisitions, dispositions and other specified transactions, restructurings, cost savings initiatives and other initiatives that are reasonably quantifiable, factually supportable and projected by the Borrower in good faith to result from actions that have been taken or initiated or are expected to be taken within 24 months of the date of consummation of such acquisition, disposition, other specified transaction, restructuring, or the taking of such initiative (in the good faith determination of the Borrower), in each case, calculated (A) on a pro forma basis as though such cost savings, synergies or operating expense reductions had been realized on the first day of such period and (B) net of the amount of actual benefits realized from such actions during such period (it is understood and agreed that “run rate” means the full recurring benefit that is associated with any action taken or initiated or expected in good faith to be taken, whether prior to or following the Kite Acquisition Closing Date), and (iv) all losses from disposed, abandoned, divested and/or discontinued assets, properties or operations

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and/or discontinued operations (other than, at the option of the Borrower, assets or properties pending the divestiture or termination thereof during such period); provided, however, that the aggregate amount of adjustments to Consolidated EBITDA pursuant to clauses (c)(ii), (c)(iii) and (c)(iv) shall not exceed the greater of (x) $40,000,000 and (y) 12.5% of Consolidated EBITDA (calculated before giving effect to all such adjustments) during any measurement period, and minus (d) the following to the extent included in calculating such Consolidated Net Income: (i) Federal, state, local and foreign income tax credits of the Borrower and its Subsidiaries for such period and (ii) all non cash items increasing Consolidated Net Income for such period.”
1.3Section 1.1 of the Credit Agreement is hereby amended by amending and restating the definition of “Leverage Ratio” as follows:
“Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Debt as of such date to (b) Consolidated EBITDA for the four (4) consecutive fiscal quarter period ending on such date.
1.4Section 2.1(b) of the Credit Agreement is hereby amended by adding a new clause (iv) to such Section as follows:
“(iv)    Kite Borrowing. On or prior to the Kite Borrowing Termination Date, the Borrower may designate a borrowing of Revolving Loans to be made on the Kite Acquisition Closing Date in an aggregate principal amount not to exceed $160,000,000 as a Kite Borrowing by specifying such designation in the Notice of Borrowing delivered in respect of such Revolving Loans in accordance with Section 2.1(b)(i) (which Notice of Borrowing shall also specify the anticipated Kite Acquisition Closing Date). For the avoidance of doubt, notwithstanding anything to the contrary herein, the Borrower may not make a Kite Borrowing after the Kite Borrowing Termination Date.”
1.5Section 2.5 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“2.5    Additional Loans. Subject to the terms and conditions set forth herein, so long as no Default or Event of Default shall have occurred and be continuing, the Borrower shall have the right from time to time during the period from the Closing Date until the date one Business Day prior to the Maturity Date, to incur additional Indebtedness under this Agreement in the form of (i) one or more increases to the Aggregate Revolving Committed Amount (the “Additional Revolving Loans”) and/or (ii) a term loan facility (the “Additional Term Loan”; together with the Additional Revolving Loans, the “Additional Loans”), in an aggregate amount of up to $250,000,000 (excluding Additional Revolving Loans in an aggregate amount not to exceed $50,000,000 incurred on or prior to the Kite Acquisition Closing Date). The following terms and conditions shall apply: (A) the aggregate amount of all Additional Loans shall not at any one time exceed $250,000,000 (excluding Additional Revolving Loans in an aggregate amount not to exceed $50,000,000 incurred on or prior to the Kite Acquisition Closing Date), (B) the terms and conditions of any Additional Term Loans shall be reasonably satisfactory to the Administrative Agent and the Additional Loan Lenders (as such term is defined below), (C) the loans made under any Additional Loan facilities shall constitute Credit Party Obligations, (D) any Additional Revolving Loans shall have the same terms (including interest rate) as the existing Revolving Loans, (E) any Additional Term Loan shall have a maturity date no sooner than the Maturity Date of the Revolving Loans, (F) any Additional Loans shall be entitled to the same voting rights as the existing Loans and shall be entitled to receive proceeds of prepayments on the same basis as comparable Loans, (G) any Additional Loans shall be obtained from existing Lenders or from other banks, financial institutions or investment funds

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reasonably acceptable to the Administrative Agent, in each case in accordance with the terms set forth below (such Persons being referred to herein as the “Additional Loan Lenders”); provided that no Lender will be required otherwise obligated to provide any portion of any Additional Loan, (H) each Additional Loan shall be in a minimum principal amount of $10,000,000 and integral multiples of $1,000,000 in excess thereof, (I) the proceeds of any Additional Loans will be used to finance capital expenditures and working capital and other general corporate purposes, including Permitted Investments, (J) the Borrower shall execute such promissory notes as are necessary and requested by the Additional Loan Lenders to reflect the Additional Loans, (K) the conditions to Extensions of Credit in Section 4.2 shall have been satisfied and (L) the Administrative Agent shall have received from the Borrower (1) updated financial projections and an officer’s certificate, in each case in form and substance reasonably satisfactory to the Administrative Agent, demonstrating that, after giving effect to any such Additional Loan, the Borrower will be in compliance with the financial covenants set forth in Section 5.9 and (2) such other documentation as the Administrative Agent may reasonably request, including, without limitation, corporate authorization documentation and legal opinions. Each Additional Loan Lender providing all or any portion of an Additional Loan shall enter into such joinder agreements to give effect thereto as the Administrative Agent and the Borrower may reasonably request. In the case of Additional Revolving Loans, the existing Lenders shall make such assignments (which assignments shall not be subject to the requirements set forth in Section 10.6(c)) of the outstanding Revolving Loans and Participation Interests to the Additional Loan Lenders providing any Additional Revolving Loans so that, after giving effect to such assignments, each Lender holding a Revolving Commitment (including such Additional Loan Lenders) will hold Revolving Loans and Participation Interests equal to its Commitment Percentage of all outstanding Revolving Loans and LOC Obligations. Notwithstanding any provision of this Agreement to the contrary, the Administrative Agent is authorized (with the consent of the Borrower and the Additional Loan Lenders), to enter into, on behalf of all Lenders, any amendment, modification or supplement to this Agreement or any other Credit Document as may be necessary to incorporate the terms of any Additional Loans.”
1.6Section 3.8(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“(a)    No part of the proceeds of the Loans hereunder will be used, directly or indirectly, for the purpose of purchasing or carrying any “margin stock” within the meaning of Regulation U; provided that, to the extent applicable, the Borrower may use the proceeds of a Kite Borrowing to fund a portion of the consideration paid by the Borrower to consummate the Kite Acquisition. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U. No Indebtedness being reduced or retired out of the proceeds of the Loans hereunder was or will be incurred for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U or any “margin security” within the meaning of Regulation T. “Margin stock” within the meaning of Regulation U does not constitute more than 25% of the value of the Consolidated Assets of the Borrower and its Subsidiaries. Neither the execution and delivery hereof by the Borrower, nor the performance by it or its Subsidiaries of any of the Kite Transactions (including, without limitation, the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or regulations issued pursuant thereto, or Regulation T, U or X.”
1.7Section 3.10 of the Credit Agreement is hereby amended by adding the following sentence to the end of clause (a) thereof:

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“The proceeds of a Kite Borrowing shall be used solely for the purposes set forth in the definition thereof.”
1.8Section 3.20 of the Credit Agreement is hereby amended and restated as follows:
“3.20    Solvency. In the event that any Kite Borrowing is requested to be made on the Kite Acquisition Closing Date in accordance with Section 2.1(b)(iv), after giving effect to the Kite Transactions, the Borrower and its subsidiaries, when taken as a whole on a consolidated basis, (a) have property with fair value greater than the total amount of their debts and liabilities, contingent, subordinated or otherwise (it being understood that the amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, can reasonably be expected to become an actual or matured liability), (b) have assets with present fair salable value not less than the amount that will be required to pay their liability on their debts as they become absolute and matured, (c) will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as they become absolute and matured and (d) are not engaged in business or a transaction, and are not about to engage in business or a transaction, for which they have unreasonably small capital.”
1.9Article IV of the Credit Agreement is hereby amended by inserting a new Section 4.3 as follows:
“4.3    Conditions of Borrowing for Kite Acquisition. Notwithstanding anything to the contrary contained herein (including in Section 4.2) or in any other Credit Document, the obligation of each Lender to make any Revolving Loans as a portion of a Kite Borrowing is subject to the satisfaction (or waiver by the Kite Bridge Arrangers) of the following conditions precedent, and only the following conditions precedent, on the Kite Acquisition Closing Date:
(a)    The Kite Acquisition Agreement shall be in full force and effect and the Acquisition shall have been, or substantially concurrently with the funding of the Kite Borrowing shall be, consummated in all material respects in accordance with the terms of the Kite Acquisition Agreement, after giving effect to any modifications, amendments, consents or waivers thereto, other than those modifications, amendments, consents or waivers that are materially adverse to the Lenders or the Kite Bridge Arrangers (as reasonably determined by the Kite Bridge Arrangers) unless consented to in writing by the Kite Bridge Arrangers (such consent not to be unreasonably withheld, delayed or conditioned; it being understood and agreed that (a) any change to the definition of Company Material Adverse Effect (as defined in the Kite Acquisition Agreement) or any so-called “Xerox” provisions shall be deemed materially adverse, (b) any reduction in the purchase price of less than 10% or in accordance with the Kite Acquisition Agreement (as in effect on the Kite Acquisition Signing Date) (including pursuant to any purchase price and/or working capital (or similar) adjustment provision set forth in the Kite Acquisition Agreement (as in effect on the date hereof)) shall be deemed not to be materially adverse, (c) any other reduction in the purchase price shall be deemed not to be materially adverse so long as such decrease is allocated (x) first, to reduce the Kite Bridge Facility and (y) then, if the commitments under the Kite Bridge Facility have been reduced to $0, to reduce the Term Loan Facility and (d) any increase in the purchase price shall be deemed not to be materially adverse so long as such increase is funded by cash of Kite or amounts available to be drawn under this Agreement on the Kite Acquisition Closing Date (which amounts, taken together with any other amounts drawn under this Agreement to fund the Kite Acquisition, shall not exceed $160,000,000 in the aggregate) or such increase is pursuant to any working capital and/or purchase price (or similar) adjustment provision set forth in the Kite Acquisition Agreement (as in effect on the Kite Acquisition Signing Date).

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(b)    The Kite Acquisition Agreement Representations and each of the representations and warranties set forth in Sections 3.2, 3.3, 3.8(a), 3.8(b), 3.8(c), 3.8(f), 3.11(d)(i) and 3.20 of this Agreement shall be true and correct in all material respects (except that any representation and warranty qualified as to materiality or material adverse effect shall be true and correct in all respects after giving effect to such qualifier) as of the Kite Acquisition Closing Date (except in the case of any such representation which expressly relates to a given date or period, such representation and warranty shall be true and correct in all material respects (or all respects, if qualified as to materiality or material adverse effect after giving effect to such qualifier) as of the respective date or for the respective period, as the case may be). The “Kite Acquisition Agreement Representations” shall mean such of the representations made by or with respect to Kite and its subsidiaries in the Kite Acquisition Agreement as are material to the interests of the Lenders (in their capacities as such), but only to the extent that the Borrower or its applicable subsidiary has the right (taking into account any cure provisions) to terminate its obligations under the Kite Acquisition Agreement or to decline to consummate the Kite Acquisition.
(c)    Since the date of the Company Balance Sheet (as defined in the Kite Acquisition Agreement as in effect on the date hereof), there has not been a Company Material Adverse Effect (as defined in the Kite Acquisition Agreement as in effect on the Kite Acquisition Signing Date).
(d)    Prior to, or substantially concurrently with, the initial funding of the Kite Borrowing, the Kite Refinancing shall be consummated.
(e)    The Administrative Agent shall have received, at least three Business Days (as defined in the Kite Acquisition Agreement) prior to the Kite Acquisition Closing Date, all documentation and other information about any Credit Party required by applicable U.S. regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.
(f)    All fees and reasonable out-of-pocket expenses required to be paid to the Kite Bridge Arrangers, the Term Loan Arrangers, the Administrative Agent and the Lenders on or prior to the Kite Acquisition Closing Date to the extent, in the case of expenses, a reasonably detailed invoice has been delivered to the Borrower at least two business days prior to the Kite Acquisition Closing Date (except as otherwise reasonably agreed by the Borrower) shall have been paid (or shall be paid from or offset against the proceeds of such Kite Borrowing).
(g)    There shall not exist any Event of Default under Section 7.1(a) (relating to a failure to pay principal, interest or fees) or 7.1(e), the corresponding provisions in the Kite Bridge Facility or the corresponding provisions in the Term Loan Facility immediately prior to or immediately after such Kite Borrowing.
(h)    The Administrative Agent shall have received a Notice of Borrowing with respect to such Kite Borrowing in accordance with Section 2.1(b).
(i)    The Administrative Agent shall have received a duly executed Solvency Certificate dated as of the Kite Acquisition Closing Date in the form of Exhibit 4.3.
(j)    After giving effect to such Kite Borrowing, the sum of the aggregate principal Dollar Amount of outstanding Revolving Loans plus outstanding Swingline Loans plus outstanding LOC Obligations plus outstanding Competitive Loans shall not exceed the Aggregate Revolving Committed Amount.”

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1.10Article V of the Credit Agreement is hereby amended by adding a new Section 5.13 thereto as follows:
“5.13    Kite Financial Statements. The Borrower will use reasonable best efforts to provide the Administrative Agent and the Lenders with copies of all financial statements of Kite and its Subsidiaries delivered to the Borrower pursuant to the Kite Acquisition Agreement prior to the Kite Acquisition Closing Date. The Administrative Agent and the Lenders hereby acknowledge that Kite’s public filings with the Securities and Exchange Commission of any required financial statements will satisfy the applicable requirements of this Section.”
1.11Section 5.4(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“(b)    (i) Comply with all Requirements of Law, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, ERISA-related Requirements of Law, and obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect and (ii) without limiting the generality of the foregoing, comply in all material respects with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions.”
1.12Section 5.9(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“(a)    Leverage Ratio. On a Consolidated basis, maintain (x) a Leverage Ratio as of the end of each fiscal quarter of the Borrower of less than or equal to 3.50 to 1.0 or (y) following a Senior Note Event (in the case of a Senior Note Event described in clause (b) of such definition, to the extent the applicable Note Purchase Agreement includes corresponding maximum Net Leverage Ratio (for the avoidance of doubt, including a definition of Net Leverage Ratio consistent with the definition thereof in this Agreement)), a Net Leverage Ratio as of the end of each fiscal quarter of the Borrower of less than or equal to 3.75:1.00; provided, that, following a Senior Note Event ((in the case of a Senior Note Event described in clause (b) of such definition, to the extent the applicable Note Purchase Agreement includes a corresponding Leverage Ratio Increase (as defined below) provision), in connection with the Kite Acquisition or any Permitted Acquisition or series of Permitted Acquisitions having aggregate consideration (including cash, cash equivalents and other deferred payment obligations) in excess of $100,000,000 for such Permitted Acquisition or series of Permitted Acquisitions occurring during any twelve-month period, the Borrower may, at its election, in connection with the Kite Acquisition or such Permitted Acquisition or the last in a series of Permitted Acquisitions and upon prior written notice to the Administrative Agent, increase the required Leverage Ratio or Net Leverage Ratio, as applicable, pursuant to this Section to a level of less than or equal to 4.25 to 1.00, which such increase shall be applicable for the fiscal quarter in which the Kite Acquisition or such Permitted Acquisition, as applicable, is consummated and the three (3) consecutive quarterly test periods thereafter (each, a “Leverage Ratio Increase”); provided further that there shall be at least two (2) full fiscal quarters following the cessation of each such Leverage Ratio Increase during which no Leverage Ratio Increase shall then be in effect.”

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1.13Section 6.1 of the Credit Agreement is hereby amended by deleting “and” at the end of clause (k) thereof, replacing the “.” at the end of clause (l) thereof with “; and” and adding a new clause (m) to such Section as follows:
“(m)    the Kite Bridge Facility (or the Term Loan Facility if incurred in lieu of the Kite Bridge Facility) in an aggregate principal amount not exceeding $280,000,000.”
1.14Section 6.5 of the Credit Agreement is hereby amended by deleting “and” at the end of clause (i) thereof, replacing the “.” at the end of clause (j) thereof with “; and” and adding a new clause (k) to such Section as follows:
“(k)    the Kite Acquisition.”
1.15Section 10.13 of the Credit Agreement is hereby amended by amending and restating such Section in its entirety as follows:
“THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; PROVIDED THAT THE GOVERNING LAW OF THE KITE ACQUISITION AGREEMENT (THE “ACQUISITION AGREEMENT GOVERNING LAW”) SHALL GOVERN IN DETERMINING (I) THE INTERPRETATION OF A “COMPANY MATERIAL ADVERSE EFFECT” (AS DEFINED IN THE ACQUISITION AGREEMENT) AND WHETHER A “COMPANY MATERIAL ADVERSE EFFECT” HAS OCCURRED, (II) THE ACCURACY OF ANY KITE ACQUISITION AGREEMENT REPRESENTATION AND WHETHER AS A RESULT OF ANY INACCURACY THEREOF THE BORROWER OR ITS APPLICABLE SUBSIDIARY HAS THE RIGHT OR WOULD HAVE THE RIGHT (TAKING INTO ACCOUNT ANY APPLICABLE CURE PROVISIONS) TO TERMINATE ITS OBLIGATIONS UNDER THE KITE ACQUISITION AGREEMENT OR DECLINE TO CONSUMMATE THE KITE ACQUISITION AND (III) WHETHER THE KITE ACQUISITION HAS BEEN CONSUMMATED IN ACCORDANCE WITH THE TERMS OF THE KITE ACQUISITION AGREEMENT (IN EACH CASE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF, TO THE EXTENT THAT THE SAME ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION).”
1.16A new Exhibit 4.3 to the Credit Agreement is hereby added in the form of Exhibit 4.3 attached hereto and the list of exhibits following the Table of Contents of the Credit Agreement is hereby amended by adding a reference to “Exhibit 4.3        Form of Solvency Certificate” in appropriate numerical order.
ARTICLE II
CONDITIONS OF EFFECTIVENESS
2.1    The amendments set forth in Article I shall become effective as of the date (the “First Amendment Effective Date”) when, and only when, each of the following conditions shall have been satisfied (i) the Administrative Agent shall have received an executed counterpart of this Amendment from each of the Borrower and Lenders constituting the Required Lenders and (ii)the

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representations and warranties made pursuant to Article III of this Amendment shall be true and correct on and as of such date with the same force and effect as if made on and as of such date.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
Each Credit Party hereby represents and warrants, on and as of the First Amendment Effective Date, that (i) the representations and warranties made by it in the Credit Agreement or in any other Credit Document (other than Sections 3.5 and 3.19 of the Credit Agreement) or which are contained in any certificate furnished at any time under or in connection herewith or therewith shall be true and correct in all material respects (without duplication of any materiality qualifier set forth in such representations and warranties) on and as of the First Amendment Effective Date as if made on and as of such date (except for those which expressly relate to an earlier date which shall be true and correct as of such date), (ii) this Amendment has been duly authorized, executed and delivered by such Credit Party and constitutes the legal, valid and binding obligation of such Credit Party enforceable against it in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, by general equitable principles or by principles of good faith and fair dealing (regardless of whether enforcement is sought in equity or at law) and (iii) no Default or Event of Default shall have occurred and be continuing on the First Amendment Effective Date, both immediately before and immediately after giving effect to this Amendment and the amendments contemplated hereby.
ARTICLE IV
ACKNOWLEDGEMENT AND CONFIRMATION
Each Credit Party hereby confirms and agrees that, after giving effect to this Amendment and the amendments contemplated hereby, and except as expressly modified hereby, the Credit Agreement and the other Credit Documents to which it is a party remain in full force and effect and enforceable against such party in accordance with their respective terms and shall not be discharged, diminished, limited or otherwise affected in any respect.
ARTICLE V
MISCELLANEOUS
5.1    Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York.
5.2    Credit Document. As used in the Credit Agreement, “hereinafter,” “hereto,” “hereof,” and words of similar import shall, unless the context otherwise requires, mean the Credit Agreement after amendment by this Amendment. Any reference to the Credit Agreement or any of the other Credit Documents herein or in any such documents shall refer to the Credit Agreement and the other Credit Documents as amended hereby. This Amendment is limited to the matters expressly set forth herein, and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Credit Agreement except as expressly set forth herein. This Amendment shall constitute a Credit Document under the terms of the Credit Agreement.
5.3    Expenses. The Borrower shall pay all reasonable and documented out-of-pocket fees and expenses of counsel to the Administrative Agent in connection with the preparation, negotiation, execution

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and delivery of this Amendment, in each case on the terms set forth in Sections 10.5(a) of the Credit Agreement, as incorporated herein by reference mutatis mutandis.
5.4    Severability. To the extent any provision of this Amendment is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.
5.5    Successors and Assigns. This Amendment shall be binding upon, inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.
5.6    Construction. The headings of the various sections and subsections of this Amendment have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.
5.7    Counterparts; Integration. This Amendment may be executed and delivered via facsimile or electronic mail with the same force and effect as if an original were executed and may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent of a manually signed letter which has been converted into electronic form (such as scanned into “.pdf” format), or an electronically signed letter converted into another format, for transmission, delivery and/or retention. This Amendment constitutes the entire contract among the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the date first above written.
BORROWER:
HNI CORPORATION

By: /s/ Steven M. Bradford
Name: Steven M. Bradford
Title: Senior VP, General Counsel & Secretary

GUARANTORS:

HNI WORKPLACE FURNISHINGS LLC

By: /s/ Steven M. Bradford
Name: Steven M. Bradford
Title: Secretary and Manager

THE HON COMPANY LLC

By: /s/ Steven M. Bradford
Name: Steven M. Bradford
Title: Secretary and Manager

ALLSTEEL LLC

By: /s/ Steven M. Bradford
Name: Steven M. Bradford
Title: Secretary and Manager

HEARTH & HOME TECHNOLOGIES LLC

By: /s/ Steven M. Bradford
Name: Steven M. Bradford
Title: Secretary and Manager

Signature Page to
First Amendment to Fourth Amended and Restated Credit Agreement
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WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Administrative Agent and a Lender

By:     /s/ Kay Reedy
Name:     Kay Reedy
Title:     Managing Director

Signature Page to
First Amendment to Fourth Amended and Restated Credit Agreement
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BANK OF AMERICA, N.A., as a Lender

By:     /s/ Tobin Scott Fiser
Name:     Tobin Scott Fiser
Title:     Senior Vice President

Signature Page to
First Amendment to Fourth Amended and Restated Credit Agreement
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U.S. BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ Heather Thoma
Name:     Heather Thoma
Title:     Vice President

Signature Page to
First Amendment to Fourth Amended and Restated Credit Agreement
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JPMORGAN CHASE BANK, N.A., as a Lender

By:     /s/ Richard Barritt
Name:     Richard Barritt
Title:     Executive Director

Signature Page to
First Amendment to Fourth Amended and Restated Credit Agreement
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                    BANKERS TRUST COMPANY, as a Lender

By:     /s/ Trevor Kauk
Name:     Trevor Kauk
Title:     Officer, Specialty Finance Relationship Manager

Signature Page to
First Amendment to Fourth Amended and Restated Credit Agreement
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Exhibit 4.3
Form of Solvency Certificate

SOLVENCY CERTIFICATE
[Date]
Reference is hereby made to that certain Fourth Amended and Restated Credit Agreement, dated as of June 14, 2022 (as amended by that certain First Amendment, dated March 14, 2023, and as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among HNI Corporation, an Iowa corporation (the “Borrower”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent for the Lenders. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.
I, [___________], certify that I am the duly appointed, qualified and acting chief financial officer (or other officer with reasonably equivalent duties) of the Borrower, and, in such capacity and not in my individual capacity (and without personal liability), certify that based upon facts and circumstances as they exist as of the date hereof (and disclaiming any responsibility for changes in such facts and circumstances after the date hereof):
On the date hereof, after giving effect to the Kite Transactions and the related transactions contemplated by the Credit Documents, the Borrower and its subsidiaries, when taken as a whole on a consolidated basis, (a) have property with fair value greater than the total amount of their debts and liabilities, contingent, subordinated or otherwise (it being understood that the amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, can reasonably be expected to become an actual or matured liability), (b) have assets with present fair salable value not less than the amount that will be required to pay their liability on their debts as they become absolute and matured, (c) will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as they become absolute and matured and (d) are not engaged in business or a transaction, and are not about to engage in business or a transaction, for which they have unreasonably small capital.
The undersigned is familiar with the business and financial position of the Borrower and its subsidiaries. In reaching the conclusions set forth in this Solvency Certificate, the undersigned has made such investigations and inquiries as the undersigned has deemed appropriate, having taken into account the nature of the particular business anticipated to be conducted by the Borrower and its subsidiaries after consummation of the transactions contemplated by the Credit Documents.

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